Exhibit 10.1

AMENDMENT NO.  3 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No.  3 to Amended and Restated Loan and Security Agreement (this “Amendment”) is dated as of June 2 , 2006, is by and among LASALLE BANK NATIONAL ASSOCIATION, for itself as a lender, and as Agent (“Agent”) for the lenders (“Lenders”) from time to time party to the Amended and Restated Loan Agreement (as defined below) and APAC CUSTOMER SERVICES, INC. (“Borrower”).

Preliminary Statements

Agent and Borrower are party to that certain Amended and Restated Loan and Security Agreement dated as of October 31, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the (“Amended and Restated Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Amended and Restated Loan Agreement.

Borrower has requested, among other things, that Agent amend the Amended and Restated Loan Agreement to provide for changes to the definitions of Eligible Account and Permitted Liens pursuant to Section 1, the Indebtedness covenant pursuant to Section 13(b), the Interest Coverage covenant pursuant to Section 14(b), the Minimum Free Cash Flow covenant pursuant to Section 14(c), the Maximum Cash Restructuring Charge covenant pursuant to 14(e), and the Fixed Charge Coverage covenant pursuant to Section 14(f) as set forth herein and Agent is willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Amended and Restated Loan Agreement. In reliance on the representations and warranties set forth in Section 2 below and subject to the satisfaction of the conditions set forth in Section 3 below, the Amended and Restated Loan Agreement is hereby amended as follows:

(a) The definition of “Designated Entities” in Section 1 of the Amended and Restated Loan Agreement is hereby deleted in its entirety and the phrase “Intentionally Omitted” substituted in its place.

(b) The definition of “Eligible Account” in Subsection 1(xiii) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(xiii) it is not an Account which, when added to a particular Account Debtor’s other Accounts owed to Borrower, exceeds twenty percent (20%) (or thirty percent (30%) with respect to Wellpoint, Inc. or any of its Affiliates and twenty-five percent (25%) with respect to either Verizon or UPS or any of their Affiliates) of all Accounts of Borrower or a credit limit determined by Agent (any changes to which Agent will provide notice to Borrower) in its sole discretion, determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be excluded only to the extent of such excess); and

(c) The definition of “Permitted Liens” in Section 1 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

"Permitted Liens” shall mean (i) liens imposed by law, statutory liens of landlords, carriers, warehousemen, processors, mechanics, workmen, repairmen, materialmen or suppliers and other similar liens incurred in the ordinary course of business (including, without limitation, deposits made to obtain the release of such liens) and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Agent on behalf of the Lenders; (iii) zoning restrictions and easements, rights-of-way licenses, covenants, matters of plat, minor defects or irregularity in title or other agreements of record and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower’s ability to use such real property for its intended purpose in connection with Borrower’s business; (iv) liens in connection with purchase money indebtedness (as defined in 9-103 of the Uniform Commercial Code) and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1-B hereto and such liens as may arise from any extension, renewal or refinancing of the indebtedness relating to such scheduled lien; (vi) liens, pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance laws, old age benefits, other types of social security or similar legislation; (vii) tax liens with respect to taxes not required to be paid by Section 12(h) and liens resulting from judgments to the extent not constituting an Event of Default hereunder or securing appeal or other surety bonds related to such judgments; (viii) any interest or title of a lessor or sublessor under any operating lease or any capitalized lease; (ix) liens on Cash Equivalents relating to banker’s liens, rights of set-off or similar rights as to deposit or securities accounts and liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (x) liens or encumbrances (including, without limitation, any interest of a licensee) under licensing agreements for use of intellectual property existing on the date hereof and hereafter entered into in the ordinary course of business; (xi) liens securing indebtedness or other obligations under swaps, interest rate management agreements, hedge agreements or other similar agreements not prohibited by this Agreement; (xii) liens of sellers of goods arising under Article 2 of the Uniform Commercial Code; (xiii) liens or deposits to secure the performance of contracts, leases or other obligations of a like nature incurred in the ordinary course of business; provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of any lien relating thereto and adequate reserves have been established therefor; and (xiv) liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

(d) Section 13(b) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(b) Indebtedness.

Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Revolving Loans, except that Borrower may (i) borrow money from a Person on an unsecured and subordinated basis if a subordination agreement in favor of Agent for the benefit of Lenders and in form and substance satisfactory to Agent in its sole discretion determined in good faith is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto, in each case, together with any refinancing, extension or renewal thereof so long as the principal amount of such indebtedness and the Collateral therefor are not increased or expanded, as applicable; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures; (v) incur operating lease obligations requiring payments not to exceed $12,000,000 in the aggregate during any Fiscal Year of Borrower; (vi) incur indebtedness under swaps, interest rate management agreements, foreign currency or commodity hedge agreements entered into in the ordinary course of business; (vii) incur financing for the premiums on insurance policies secured by such insurance policies and the proceeds thereof; and (viii) incur indebtedness consisting of guaranties of indebtedness described in clauses (i)-(vii) hereof.

(e) Section 14(b) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(b) Interest Coverage.

Borrower shall not permit the ratio of (x) EBITDA for the applicable period minus unfinanced Capital Expenditures for the applicable period to (y) interest expense (determined in accordance with generally accepted accounting principles) for the applicable period of Borrower and its Subsidiaries to be less than (i) 2.0 to 1.0 for the trailing 2 fiscal quarter period of Borrower ending on or about March 31, 2006, (ii) 1.20 to 1.0 for the trailing 3 fiscal quarter period of Borrower ending on or about June 30, 2006, (iii) 1.25 to 1.0 for the trailing 4 fiscal quarter period of Borrower ending on or about September 30, 2006, (iv) 1.30 to 1.0 for the trailing 4 fiscal quarter period of Borrower ending on or about December 31, 2006, and (v) 1.40 to 1.0 for each trailing 4 fiscal quarter period ending on the last day of each fiscal quarter of Borrower thereafter.

(f) Section 14(c) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(c) Minimum Free Cash Flow.

Borrower shall not permit EBITDA minus unfinanced Capital Expenditures (“Minimum Free Cash Flow”) to be less than the amounts set forth below during the period indicated below:

Fiscal Period	Minimum Free Cash Flow

For the trailing 2 fiscal quarter period of Borrower ending on or about March 31, 2006	$1,000,000

For the trailing 3 fiscal quarter period of Borrower ending on or about June 30, 2006 and, if applicable, each fiscal quarter thereafter on a trailing 4 fiscal quarter period of Borrower basis	$1,000,000

; provided, that this covenant shall not be applicable and Minimum Free Cash Flow shall not be tested after the date of the fiscal quarter ending on or about June 30, 2006 if no Event of Default has occurred and is continuing on such date.

(g) Section 14(e) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(e) Maximum Cash Restructuring Charge.

Borrower shall not incur cash restructuring charges in excess of $5,000,000 in the aggregate in connection with the Restructuring during the period between January 1, 2006 and December 31, 2006.

(h) Section 14(f) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(f) Fixed Charge Coverage.

With respect to Borrower’s fiscal quarters ending on or about September 30, 2006 and thereafter, Borrower shall not permit the ratio of its EBITDA to Fixed Charges for the trailing twelve fiscal month period of Borrower ending on the last day of each fiscal quarter to be less than or equal to 1.00 to 1:00; provided that Fixed Charge Coverage shall not be tested unless and until Minimum Free Cash Flow ceases to be tested pursuant to Section 14(c).

2. Representations and Warranties of Borrower. Borrower represents and warrants that, as of the date hereof:

(a) The execution, delivery and performance by Borrower of this Amendment, are within the organizational power of Borrower, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), other than approvals which could not reasonably be expected to have a Material Adverse Effect on Borrower, and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation, by-laws or any other organizational document of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any property of Borrower, in each case, which contravention or conflict could reasonably be expected to have a Material Adverse Effect on Borrower;

(b) Each of the Amended and Restated Loan Agreement, as amended by this Amendment and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws related to enforcement of creditor’s rights generally and general principles of equity related to enforcement;

(c) After giving effect to the amendments set forth herein, no Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(d) After giving effect to the amendments set forth herein, the representations and warranties of the Borrower contained in the Amended and Restated Loan Agreement and the Other Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except for those specific to a past date (which shall be true and correct as of such past date).

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:

(a) Agent shall have received this Amendment executed by Borrower, Agent and LaSalle Bank National Association;

(b) Agent shall have received the Consent and Reaffirmation executed by each Obligor (other than the Borrower);

(c) Borrower shall have paid a legal fee of One Thousand and No/100 ($1,000.00) for Agent’s internal legal costs to prepare this Amendment No. 3 to Amended and Restated Loan and Security Agreement; and

(d) All proceedings taken in connection with this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel such acceptance to be evidenced by Agent’s execution hereof.

4. No Novation. This Amendment is not intended to nor shall be construed to create a novation or accord and satisfaction with respect to any of the Liabilities.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6. Ratification. Except as expressly waived and modified hereby, the Amended and Restated Loan Agreement and the Other Agreements each hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Agent and Lenders willingness to provide the waivers herein and agree to the amendments herein shall not be deemed to indicate or require Agent’s or Lenders’ willingness to agree to any deviation from the terms of the Amended and Restated Loan Agreement (as modified hereby) in the future.

7. Choice of Law. This Amendment shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender By /s/ Douglas Colletti

Its Senior Vice President

APAC CUSTOMER SERVICES, INC., as Borrower By/s/ George H. Hepburn III

Its Senior Vice President and CFO

CONSENT AND REAFFIRMATION

The undersigned (“Guarantors”), hereby (i) acknowledge receipt of a copy of the foregoing Amendment No. 3 to Amended and Restated Loan and Security Agreement (the “Amendment”); (ii) consent to Borrower’s execution and delivery of the Amendment; and (iii) reaffirm that each of the Other Agreements that it is a party to continue to remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged same, Guarantors understand that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek Guarantors’ acknowledgment to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, Guarantors have executed this Consent and Reaffirmation on and as of the date of the Amendment.

APAC CUSTOMER SERVICES, L.L.C.
APAC CUSTOMER SERVICES OF ILLINOIS, INC.
APAC CUSTOMER SERVICES GENERAL
PARTNER, INC.
ITI HOLDINGS, LLC
APAC CUSTOMER SERVICES OF IOWA, L.L.C.
APAC CUSTOMER SERVICES OF TEXAS, L.P.
 by its general partner, APAC Customer Services General Partner, Inc.
Each By /s/ Robert J. Keller

Its President

S:\\LBCI-LLC\\APAC\LtrAmd\Amendment No. 3 To Amended And Restated Loan And Security Agreement
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